Exhibit 99.1

NEWS RELEASE
For Immediate Release	OTCQX: SHWZ

SCHWAZZE ANNOUNCES FIRST QUARTER RESULTS

Revenue Increases 504% to $19.3 Million Compared to $3.2 Million During the Same Period

Proforma Revenue Estimated at $26.8 Million

Raising Low End of Guidance - Total Projected Revenue of Approximately $110 Million - $125 Million

Adjusted EBITDA $30 Million - $36 Million

Conference Call and Webcast Scheduled for Today – 4:30 pm ET

DENVER, CO – May 13, 2021 – Schwazze, (OTCQX:SHWZ) ("Schwazze" or the “Company"), announced financial results for its first quarter year ended March 31, 2021 (“Q1 2021”). During the first quarter of 2021, the Company announced the completion of its acquisition of Star Buds and announced a Q1 2021 revenue increase of $19.3 million compared to $3.2 million during the same period in 2020, representing a 504% increase. Proforma revenue for the first quarter 2021 was estimated at $26.8 million, which assumes that all Star Buds had been acquired on January 1, 2021. The Company’s adjusted EBITDA was $5.8M for Q1 2021. The Company also reported positive cash flow from operations of $1.7 million compared to last year’s loss of $2.5 million.

Same store sales of the thirteen Star Buds dispensaries when compared to last year, prior to taking ownership of the assets, were $18.8M up 38%. Average basket size is $58.79 up 19.5%, and recorded customer visits are 319,800 up 15.8%. The Company does not have Q1 2020 data for the four Mesa Organics stores acquired in April 2020 for comparisons this quarter but expects to present data for these stores in a similar manner after the end of the next quarter.

“We are pleased with our revenue and adjusted EBITDA results. The implementation of our operating system is having a positive impact in key measurable areas. Revenues are up significantly due to an increase in both average basket size and customer visits, and margins are improving through pricing and promotional efforts as well as consolidated purchasing. We are also seeing a marked improvement in growth in our wholesale revenues and margins.” stated Justin Dye, CEO of Schwazze. “Our stated objective is to grow through internal growth and through accretive acquisitions, and I believe thus far, we have demonstrated this successfully. We are now focused on doubling the Company’s revenue projections through organic growth initiatives and additional acquisitions in targeted markets and states.”

First Quarter 2021 Revenue

Total revenue was $19.3 million during the three months ended March 31, 2021, representing an increase of approximately 504%, compared to $3.2 million during the same period in 2020. Retail sales grew to $11.8 million over the quarter from zero dollars the previous year and wholesale operations revenue increased to $7.4 million from 2.5 million compared to the same period last year. Other sales decreased to $0.1 million from $0.7 million. The increase in retail and wholesale revenue is attributed to the acquisition of Mesa Organics in April 2020 and the completion of the acquisition of Star Buds in March 2021. The decrease in Other revenue is due to a reduced focus on consulting.

Total cost of goods and services were $12.1 million during the three months ended March 31, 2021 compared to $2.1 million during the same period in 2020. This increase was due to increased sales of product and a one-time $2.2 million purchase accounting charge for writing up inventory to fair market value.

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Gross profit increased to $7.3 million during the three months ended March 31, 2021 compared to $1.1 million during the same period in 2020. Gross profit margin increased as a percentage of revenue from 32.9% to 37.5% mostly driven by the strength of the Mesa Organics and Start Buds acquisitions, adjusted for the one-time purchase accounting the gross margin for Q1 2021 was 48.9%.

Total operating expenses were $8.7 million during the first quarter compared to $5.2 million during the same period in 2020. The higher expenses were due to increased selling, general and administrative expenses from the addition of the dispensaries, professional service fees, and non-cash, stock-based compensation.

Q1 2021 net loss was $3.6 million, or a loss of approximately $0.09 per share on a basic weighted average, as compared to net loss of $1.4 million, or a loss of approximately $0.03 per share on a basic weighted average during the three months ended March 31, 2020.

Q1 2021 adjusted EBITDA was $5.8 million, 30.2% of revenue. This is derived from Net Loss Before Income Taxes and adjusting for Other Income, one-time expenses, merger and acquisition and capital raising costs, non-cash related compensation costs, and depreciation and amortization. See the financial table for Adjusted EBITDA below for details for Q1 2021 adjustments.

During the first quarter, the Company generated positive operating cash flow of $1.7 million and $21.7 million in total cash flow ending the quarter with $23.0 million in cash and cash equivalents.

Nancy Huber, CFO for Schwazze commented, “We are very pleased to report positive operating cash flow. We have stated since the beginning of our transformation to a plant touching business, that we believe a focus on positive cash flow was essential to our business model. Our target for that objective was the completion of the Star Buds acquisition which was met during the quarter.”

Updated 2021 Guidance

The Company is updating the following guidance for 2021 that excludes any unannounced acquisitions. We have revised projections on the low-end of previous revenue guidance, from $105 million to $110 million and adjusted EBITDA up from $28 million to $30 million on the low-end.

New guidance as follows:

•	Projected revenue of approximately $110 million to $125 million; and
•	Projected adjusted EBITDA, a non-GAAP measure, of approximately $30 million to $36 million.

The Company remains optimistic regarding the full year based upon reported results to date, the completion of the Star Buds acquisition and the integration of the Mesa Organics and Star Buds dispensaries which is proceeding above expectations.

Adjusted EBITDA represents income (loss) from operations, as reported, before tax, adjusted to exclude non-recurring items, other non-cash items, including stock-based compensation expense, depreciation and amortization, and further adjusted to remove acquisition related costs, and other one-time expenses, such as severance. The Company uses adjusted EBITDA as it believes it better explains the results of its core business. The Company has not reconciled guidance for adjusted EBITDA to the corresponding GAAP financial measure because it cannot provide guidance for the various reconciling items. The Company is unable to provide guidance for these reconciling items because it cannot determine their probable significance, as certain items are outside of its control and cannot be reasonably predicted. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.

Q1 2021 Webcast

Investors and stakeholders are invited to participate in the conference call by dialing (201) 389-0879 or listen to the webcast from the Company's website at https://ir.schwazze.com The webcast will be available on the company’s website.

Following the webcast, Chief Executive Officer, Justin Dye and Chief Financial Officer, Nancy Huber will answer investor questions. Investors may submit questions in advance or during the conference call itself through the weblink: http://public.viavid.com/index.php?id=144562. This weblink has been posted to the Company’s website and will be archived on the website. All Company SEC filings can also be accessed on the Company website at https://ir.schwazze.com/sec-filings

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About Schwazze

Schwazze (OTCQX: SHWZ) is building the premier vertically integrated cannabis company in Colorado and plans to take its operating system to other states where it can develop a differentiated leadership position. Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale. The Company is committed to unlocking the full potential of the cannabis plant to improve the human condition. Schwazze is anchored by a high-performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company's leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector. Schwazze is passionate about making a difference in our communities, promoting diversity and inclusion, and doing our part to incorporate climate-conscious best practices. Medicine Man Technologies, Inc. was Schwazze’s former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc.

Schwazze derives its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth.

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MEDICINE MAN TECHNOLOGIES, INC.

CONDENSED BALANCE SHEETS

Expressed in U.S. Dollars

All accompanying notes to the financial statements can be found within the SEC Form 10-Q filed on May 13, 2021

	March 31, 2021	December 31, 2020
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$22,966,320	$1,231,235
Accounts receivable, net of allowance for doubtful accounts	2,365,063	1,270,380
Accounts receivable – related party	–	80,494
Inventory	5,588,257	2,619,145
Notes receivable – related party	40,231	181,911
Prepaid expenses	627,016	614,200
Total current assets	31,586,887	5,997,365
Non-current assets
Fixed assets, net accumulated depreciation of $1,032,211 and $872,579, respectively	3,089,027	2,584,798
Goodwill	40,532,910	53,046,729
Intangible assets, net accumulated amortization of $1,796,386 and $200,456, respectively	97,589,114	3,082,044
Marketable securities, net of unrealized gain (loss) of $214,630 and ($129,992), respectively	491,412	276,782
Accounts receivable – litigation	3,063,968	3,063,968
Other noncurrent assets	423,710	51,879
Operating lease right of use assets	4,242,124	2,579,036
Total non-current assets	149,432,265	64,685,236
Total assets	$181,019,152	$70,682,601
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,481,572	$3,508,478
Accounts payable – related party	41,123	48,982
Accrued expenses	8,298,446	2,705,445
Derivative liabilities	2,301,295	1,047,481
Deferred revenue	–	50,000
Notes payable – related party	–	5,000,000
Total current liabilities	13,122,436	12,360,386
Long-term liabilities
Long term debt	54,250,000	13,901,759
Lease liabilities	4,342,018	2,645,597
Total long-term liabilities	58,592,018	16,547,356
Total liabilities	71,714,454	28,907,742
Shareholders’ equity
Common stock $0.001 par value. 250,000,000 authorized, 42,819,815 shares issued and 42,331,595 outstanding as of March 31, 2021 and 42,601,773 shares issued and 42,169,041 outstanding as of December 31, 2020, respectively.	42,820	42,602
Preferred stock $0.001 par value. 10,000,000 authorized. 87,266 shares issued and outstanding as of March 31, 2021 and 19,716 shares issued and outstanding as of December 31, 2020, respectively.	87	20
Additional paid-in capital	157,530,563	85,357,835
Accumulated deficit	(46,823,076)	(42,293,098)
Common stock held in treasury, at cost, 488,220 shares held as of March 31, 2021 and 432,732 shares held as of December 31, 2020.	(1,445,696)	(1,332,500)
Total shareholders' equity	109,304,698	41,774,859
Total liabilities and stockholders’ equity	$181,019,152	$70,682,601

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MEDICINE MAN TECHNOLOGIES, INC.

CONDENSED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

For the Three Months Ended March 31, 2021 and 2020

Expressed in U.S. Dollars

	Three Months Ended March 31,
	2021	2020
Operating revenues
Retail	$11,816,200	$–
Wholesale	7,446,265	2,528,931
Other	77,650	674,203
Total revenue	19,340,115	3,203,134
Cost of goods and services
Cost of goods and services	12,087,111	2,148,535
Total cost of goods and services	12,087,111	2,148,535
Gross profit	7,253,004	1,054,599
Operating expenses
Selling, general and administrative	3,189,638	666,919
Professional services	2,195,108	1,248,988
Salaries	1,869,358	1,997,036
Stock-based compensation	1,483,806	1,252,731
Total operating expenses	8,737,910	5,165,674
Loss from operations	(1,484,906)	(4,111,075)
Other income (expense)
Interest income (expense), net	(961,282)	48,042
Gain on forfeiture of contingent consideration	–	1,462,636
Unrealized gain (loss) on derivative liabilities	(1,253,814)	1,191,963
Gain (loss) on sale of assets	292,479	–
Unrealized gain (loss) on investment	214,630	29,124
Total other income (expense)	(1,707,987)	2,731,765
Loss before income taxes	(3,192,893)	(1,379,310)
Provision for income tax (benefit) expense	456,614	–
Net loss	$(3,649,507)	$(1,379,310)

Loss per share attributable to common shareholders
Basic and diluted loss per share	$(0.09)	$(0.03)
Weighted average number of shares outstanding, basic and diluted	42,616,309	39,952,628

Comprehensive loss	$(3,649,507)	$(1,379,310)

See accompanying notes to the financial statements

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MEDICINE MAN TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS (UNAUDITED)

For the Three Months Ended March 31, 2021 and 2020

Expressed in U.S. Dollars

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net loss for the period	$(3,649,507)	$(1,379,310)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,790,568	6,113
Gain on forfeiture of contingent consideration	–	(1,462,636)
(Gain) loss on change in derivative liabilities	1,253,814	(1,191,963)
(Gain) loss on investment, net	(214,630)	(29,124)
Stock based compensation	1,483,806	1,252,731
Changes in operating assets and liabilities
Accounts receivable	(1,014,189)	(107,426)
Accrued interest receivable	–	(1,248)
Inventory	225,878	42,251
Prepaid expenses and other current assets	(12,816)	–
Other assets	(371,831)	(178,290)
Operating lease right of use assets and liabilities	33,334	5,053
Accounts payable and other liabilities	2,224,092	572,827
Deferred revenue	(50,000)	_
Net cash (used in) provided by operating activities	1,698,519	(2,471,022)

Cash flows from investing activities
Purchase of fixed assets	(633,114)	(307,178)
Cash consideration for acquisition of business	(65,109,039)	–
Issuance of notes receivable	141,680	–
Net cash used in investing activities	(65,600,473)	(307,178)

Cash flows from financing activities
Proceeds from issuance of debt, net	40,348,241	_
Repayment of notes payable	(5,000,000)	_
Proceeds from issuance of common stock, net of issuance costs	50,282,798	–
Net cash provided by financing activities	85,631,039	–

Net (decrease) increase in cash and cash equivalents	21,729,085	(2,778,200)
Cash and cash equivalents at beginning of period	1,237,235	11,853,627
Cash and cash equivalents at end of period	$22,966,320	$9,075,427
Supplemental disclosure of cash flow information:
Cash paid for interest	$897,247	$–

See accompanying notes to the financial statements

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MEDICINE MAN TECHNOLOGIES, INC.

Adjusted EBITDA Reconciliation

Non-GAAP measurement

(UNAUDITED)

For the Three Months Ended March 31, 2021

Expressed in U.S. Dollars

	Three Months Ended March 31,
	2021	2020
Net Loss before Income tax	$(3,192,891)	$(1,379,310)
Less
Other Income / (Expense)	(1,707,986)	2,731,766
Addbacks
Inventory Adjustment to fair market value for Star Buds purchase accounting	2,164,686		_
Marketing Infrastructure improvements	193,120		_
Severance	_	166,003
Non- Cash Stock Compensation	1,483,806	1,252,731
Deal Related Expenses	745,944		_
Capital Raise Related Expenses	951,119	35,319
Depreciation and Amortization	1,790,568	6,113

Total Addbacks	$7,329,243	$1,460,166

Adjusted EBITDA	$5,844,338	$(2,650,909)

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Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “may,” “estimates”, “predicts,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control and cannot be predicted or quantified. Consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; (v) difficulties in securing regulatory approval to market our products and product candidates; (vi) our ability to successfully execute our growth strategy in Colorado and outside the state, (vii) our ability to identify and consummate future acquisitions that meet our criteria, (viii) our ability to successfully integrate acquired businesses and realize synergies therefrom, (ix) the actual revenues derived from the Company’s Star Buds assets, (x) the Company’s actual revenue and adjusted EBITDA for 2021, (xi) the Company’s ability to generate positive cash flow for the rest of 2021 (xii) the ongoing COVID-19 pandemic, (xiii) the timing and extent of governmental stimulus programs, and (xiv) the uncertainty in the application of federal, state and local laws to our business, and any changes in such laws. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.

Investors

Joanne Jobin

Investor Relations

Joanne.jobin@schwazze.com

647 964 0292

Media

Julie Suntrup, Schwazze

Vice President | Marketing & Merchandising

julie.suntrup@schwazze.com

303 371 0387

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